Exhibit 21

Subsidiaries of the Registrant
------------------------------

The Registrant, E-Z-EM, Inc., is a Delaware corporation. The subsidiaries of the Registrant included in the consolidated financial statements are as follows:

                                                           Incorporated
                                                           ------------

         AngioDynamics, Inc.                                  Delaware

         E-Z-EM Belgium B.V.B.A.                              Belgium

         E-Z-EM Canada Inc.                                   Canada

         E-Z-EM Caribe, Inc.                                  Delaware

         E-Z-EM Ltd.                                          England

         E-Z-EM Nederland B.V.                                Holland

         Leocor, Inc.                                         Delaware

         Toho Kagaku Kenkyusho Co., Ltd.                       Japan

      All subsidiaries of the Registrant are wholly owned, with the exception of AngioDynamics, Inc. and Leocor, Inc., which are 82.5%-owned.


                                     -109-